UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On  October 18, 2024, Winvest Investment Fund Management Corp. (“Winvest”) filed with the U.S. Securities and Exchange Commission (the “SEC”) an initial Statement on Schedule 13D, a Form 3 and a Form 4 (collectively, the “Winvest Filings”) indicating its ownership of approximately 67% of the outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), of LogicMark, Inc. (the “Company”). On October 28, 2024, Winvest provided the Company with a unanimous written consent (the “Winvest Consent”) purportedly amending the Company’s bylaws (the “Bylaws”) by (i) changing how the number of the directors on the Company’s board of directors (the “Board”) may be determined, (ii) changing how the Bylaws may be amended, (iii) adding a new bylaw preventing certain adverse actions by the Board against significant stockholders, and (iv) replacing the Company’s current slate of directors with a new four-member Board. Based on the records of the Company’s transfer agent, at no time since the date of the Winvest Filings has Winvest been the holder of a majority of the voting power of the Company, including the date of the Winvest Consent.

On October 30, 2024, the Board convened a meeting with Company’s management and its legal advisors to discuss these developments and unanimously determined that under the circumstances, including Winvest’s attempt to rapidly accumulate shares of Common Stock and effect significant changes to the Company Bylaws and management, the implementation of a stockholder rights plan would be in the best interests of the Company and all of its stockholders by protecting against Winvest’s intention to take control of the Company without appropriately compensating the rest of the Company’s stockholders, which would if consummated, trigger “fundamental transaction” and similar provisions in certain of the Company’s outstanding Common Stock purchase warrants, material agreements and the Company’s Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock, all of which taken together would leave the Company insolvent and at significant risk of having to file for bankruptcy.

Accordingly, on November 1, 2024, the Company entered into a rights agreement with Nevada Agency and Transfer Company (the “Rights Agreement”). Pursuant to the Rights Agreement, in the event that a person or entity or group thereof becomes the Beneficial Owner (as defined in the Rights Agreement) of at least fifteen percent (15%) of the outstanding shares of Common Stock (an “Acquiring Person”), each holder of Common Stock as of the close of business on November 1, 2024 (the “Record Date”) will be entitled to receive on the Distribution Date (as defined below) a dividend of one right for each share of Common Stock owned by such holder (each, a “Right”), with each Right exercisable for one one-hundredth of a share of the Company’s Series G Non-Convertible Voting Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), at a price of $0.05 per one-hundredth of a share (the “Purchase Price”), subject to adjustment as set forth in the Rights Agreement.

Notwithstanding the foregoing, an Acquiring Person will not include (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan or employee or director stock plan of the Company or of any subsidiary of the Company, (iv) any entity holding Common Stock for the benefit of present or future participants pursuant to the terms of any such employee benefit plan, (v) any person or entity who becomes the Beneficial Owner of fifteen percent (15%) or more of the Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by the Company, unless such person or entity acquires additional shares of Common Stock, (vii) any person or entity who has become an Acquiring Person inadvertently (including, without limitation, because (A) such person or entity was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such person or entity to be an Acquiring Person or (B) such person or entity was aware of the extent of its Beneficial Ownership but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement) and without any intention of changing or influencing control of the Company, or (Y) within two business days of being requested by the Company to advise the Company regarding the same, such Person certifies in writing that such person or entity acquired Beneficial Ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock inadvertently or without knowledge of the terms of the Rights, and (ii) such person or entity promptly divests a sufficient number of shares of Common Stock so that such person or entity would no longer be an Acquiring Person.

The Rights Agreement provides, among other things, the following:

Triggering Event.

The Rights are not exercisable until the earlier of: (1) the first date of public announcement by the Company or by an Acquiring Person of such acquisition of Beneficial Ownership of 15% or more of the outstanding Common Stock without the prior approval of the Board or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person, or (2) the tenth business day (subject to extension by the Board) following the commencement of, or public announcement of an intention to commence, a tender or exchange offer which would result in the Beneficial Ownership of 15% or more of the outstanding Common Stock (the “Distribution Date”).

Issuance of Right Certificates; Expiration of Rights.

Until the Distribution Date, the Rights will be evidenced by the certificates for the Common Stock and will be transferable only in connection with a transfer of the Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Right Certificates”) will be mailed or book entry notations will be made with respect to holders of record of the shares of Common Stock as of the close of business on the Distribution Date. The Right Certificates alone will evidence the Rights from and after the Distribution Date.

The Rights will expire upon the earlier of (i) November 1, 2027, unless otherwise extended by the Company’s stockholders or (ii) redemption or exchange by the Company.

Adjustments to Prevent Dilution.

The Purchase Price payable and the number of shares of Preferred Stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Rights and Preferences of Preferred Stock.

Each share of Preferred Stock will entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders. The holders of Preferred Stock will vote together as one class with the holders of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other securities, cash and/or other property, each share of Preferred Stock will be entitled to 100 times the amount and type of consideration received per share of Common Stock.

The Preferred Stock purchasable upon exercise of the Rights are non-convertible and non-redeemable (except as provided below) and junior to any other series of preferred stock the Company has issued or may issue (unless otherwise provided in the terms of such other series). In the event of liquidation event, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of (a) $5.00 per share, or (b) an amount per share equal to 100 times the aggregate payment to be distributed per share of Common Stock.

Flip-In Event

In the event that (x) a person or entity becomes an Acquiring Person, (y) an Acquiring Person (i) consolidates with or merges with and into the Company, (ii) transfers assets to the Company for shares of Common Stock, (iii) sells any assets (including securities) on terms and conditions less favorable to the Company than the Company would be able to obtain in arm’s-length negotiation with an unaffiliated third-party, (iv) receives any compensation from the Company for services other than compensation for employment as a director, officer or employee, (v) receives, directly or indirectly (except proportionately as a stockholder), any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantage from the Company, or (iv) engages in an intellectual property transaction with the Company not approved by the Board, or (z) there occurs any merger, reclassification or recapitalization event by which an Acquiring Person’s Beneficial Ownership of Common Stock increases by more than 1% of the proportionate share of the outstanding shares of any class of equity securities of the Company or any Company derivatives (each, a “Flip-In Event”), each holder of a Right will thereafter have the right to receive, upon exercise, in lieu of shares of Preferred Stock, such number of shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) equal to the result obtained by dividing the Purchase Price by 50% of the Current Market Price (as defined in the Rights Agreement) per share of the Common Stock on the date of such Flip-in Event. Notwithstanding the foregoing, following the occurrence of such person becoming an Acquiring Person or any other triggering event with respect to the Rights as described below in the section of this Current Report on Form 8-K (this “Form 8-K”) titled “Flip-Over Event,” all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Flip-Over Event.

Unless the Rights are earlier redeemed and unless expressly waived by the Board, if following the first occurrence of a Flip-In Event, (a) the Company were to be acquired in a merger or other business combination in which any shares of Common Stock are exchanged or converted for other securities or assets (other than a merger or other business combination in which the voting power represented by the Company’s securities outstanding immediately prior thereto continues to represent all of the voting power represented by the securities of the Company thereafter and the holders of such securities have not changed as a result of such transaction), or (b) 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions (such transactions are collectively referred to herein as the “Flip-Over Events”), proper provision must be made so that each holder of a Right (other than an Acquiring Person, or related persons) will from and after such date have the right to receive, upon payment of the then current Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to the Purchase Price divided by 50% of the Current Market Price of such common stock.

Redemption.

At any time until the occurrence of a Flip-In Event, the Board may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Immediately upon the action of the Board authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon.

Exchange Provision.

At any time after the occurrence of a Flip-In Event and prior to the earlier of a Flip-Over Event or such time as any person (other than certain exempt persons), together with certain related persons, owns more than 50% of the outstanding Common Stock, the Board may, at its option, exchange all or any portion of the outstanding Rights for shares of Common Stock at an exchange ratio of one share of Common Stock or one one-hundredth of a share of Preferred Stock per Right.

The Rights may have anti-takeover effects and will cause substantial dilution or substantial increased costs to a person or group that attempts to acquire the Company without, among other things, making an offer at a fair price.  The Board does not intend for the Rights Agreement or the Rights to dissuade any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders, as determined by the Board.  The Board also does not intend for the Rights Agreement or the Rights to interfere with any merger or other business combination approved by the Board.

This summary description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2024, the Company filed a Certificate of Designation, Preferences, and Rights of Series G Non-Convertible Voting Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) to designate 1,000,000 shares of the Company’s authorized and unissued preferred stock as the Preferred Stock and establish the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Preferred Stock as described in Item 1.01 of this Form 8-K. The Certificate of Designation became effective upon its filing with the Nevada Secretary of State.

The disclosure required by this Item and included in Item 1.01 of this Form 8-K is incorporated herein by reference. Such disclosure does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On November 1, 2024, the Company issued a press release announcing the entry into the Rights Agreement and the declaration of the dividend of Rights. The description of the press release set forth in this Item is qualified in its entirety by reference to the press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

This Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including without limitation, the Company’s intentions and beliefs regarding Winvest’s actions described in Item 1.01 of this Form 8-K and the Company’s intended purposes for entering into the Rights Agreement and establishing the Rights. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K and other reports and documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Rights of Series G Non-Convertible Voting Preferred Stock,, filed with the Secretary of State of the State of Nevada on November 1, 2024.
4.1	Rights Agreement, dated as of November 1, 2024, between LogicMark, Inc. and Nevada Agency and Transfer Company
99.1	Press Release, dated November 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2024	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer